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                                                                   Exhibit 10.15

                     The Long Term Performance Plan Document

                              for the Companies of

                               Culbro Corporation

                                   1995 - 1997

Introduction

The purpose of the long Term Incentive Plan (The Plan) is to support Culbro Corporation's Mission Statement and reward the performance of key Strategic Business Unit ("SBU") executives through a cash award tied to the Company's performance against key financial goals. Specifically, The Plan is designed to:

o Motivate executives to perform against financial goals that contribute to the creation of shareholder value;

o To foster a long term management focus and encourage teamwork by tying awards to efficient management of assets invested;

o Enhance the SBU's ability to retain and motivate high quality executive talent by providing competitive award opportunities, commensurate with the SBU's management challenge and performance.

General Plan Description

The Plan was amended for the three-year period 1995-1997. Rewards will be measured on the Return on Net Assets (RONA). RONA is calculated by dividing the average operating income after taxes (assuming a fixed and constant tax rate of 38%) by the average net assets of the SBU.

The Plan provides the opportunity for key executives to receive cash awards based on a RONA Target which is for the three-year period covered above (i.e. not year by year). Payout of incentive compensation for each SBU will depend solely on the results of the SBU's performance without regard to the results of Culbro Corporation taken as a whole.

Corporate officers may receive cash awards based on Culbro Corporation financial results.
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Eligibility

Only key executives whose efforts directly impact long-term Corporate or SBU results are eligible for The Plan. This includes:

      o Key Corporate executives (the Chief Executive Officer has elected not to participate in this plan cycle.)

      o     SBU Presidents (this Plan is not in effect at CLR nor Eli Witt).

      o Key SBU managers chosen by SBU Presidents and approved by the Office of the Chief Executive of Culbro Corporation (OCE).

Participants will be notified of their eligibility early in the performance period.

How the Plan Works

The OCE determines a specific RONA target for each of the SBUs based on historical performance, Culbro's cost of capital, and relative industry performance benchmarks. A target is similarly determined for Culbro Corporation.

Earnings opportunity begins at 80% achievement of the RONA Target. Performance below 80% will result in no award. Performance exceeding the RONA Target is not capped. Calculations are interpolated.

Individual letters will be sent to each participant to describe the payout formula and assign a Percent of Salary at 100% achievement of the RONA Target.

In terms of calculating the RONA achievement, The Plan will treat the effect of special items as follows:

Acquisitions                                  Included
Gains & Losses from Dispositions              Included
LIFO Gains & Losses                           Excluded
New Accounting Pronouncements                 Excluded

Page three provides examples of how The Plan works.


                                        2
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                           Long Term Performance Plan

                                     Example

                         Payout Formula for Executive A

Achievement of RONA Target                           Percent of Salary
--------------------------                           -----------------
Below 80% of Objective                               No Payment
80%                                                  25.0%
90%                                                  37.5%
100%                                                 50.0%
110%                                                 66.7%
120%                                                 83.4%
130%                                                 100%
Above 130%                                           Add 1.67% for each 1%


                                     Example

                                 Company A (000)

                    Average Net Assets: $40,000

                    Average Net Operating Profits After Tax: $3,600

                    RONA Hurdle: 10%

********************************************************************************

                           RONA = $3,600 = 9.0%

                                  $40,000

                           RONA Objective = 10.0%

                           Percent of Plan = 90%

                           Bonus Percent of Salary = 37.5%


                                        3
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Plan Payments

Actual payment of your Long - Term Performance Plan award will be made, if earned, as soon as practicable after the performance period ends. Income tax withholding applies to each payment.

Your Other Benefits

Payments under the Long - Term Performance Plan are not considered compensation for the purpose of determining or calculating other benefits which are based on your base salary such as the Retirement, Savings and Disability Plans.

Deferred Payment

The Plan allows you to defer receipt of all or a portion of a cash award if eligible under the Corporation's Deferred Incentive Compensation Plan. You must make an election whether to defer any award which may be payable no later that 12 months before a performance period ends, subject to tax law changes and restrictions. You should consult the Corporation's tax department and/or your own advisor before making such an election.

If you elect to defer all or a portion of an award, you will not have access to that money while you remain an active employee until the end of the deferral period which you elected or as otherwise may be permitted under the Corporation's Deferred Compensation Plan.

If you leave the company after an award has been earned and deferred, deferred amounts plus accumulated interest will be calculated as of the end of the month which precdes your departure. Payments of the amount will be made within 30 days after you leave. A copy of the Corporation's Deferred Compensation Plan is available upon request form the Human Resources or Secretary's Office.

Tax Implications

Under current tax law any cash award from The Plan will be taxed as ordinary income in the year it is received. Again, for guidance about your individual tax situation, including the tax implications of deferring your cash award, you should consult your accountant or other professional tax advisor.


                                        4
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If You Leave the Company

if you voluntarily leave the company or are terminated for cause, you forfeit any award which may be payable for the performance period.

if you retire under the Corporation's Retirement Plan, if you are disabled and eligible for benefits under the Corporation's Long-Term Disability Plan, or if you are terminated without cause, you may be eligible to receive a portion of the award for the current performance period. The portion of the award which you receive for the current performance period will be based on the SBU's or Corporation's progress toward substantial achievement of Plan awards in that performance period, as follows:

                                        This portion of the target award
      If your service ends              for the full period maybe earned
      --------------------              --------------------------------

      In the first year                               None
      In the second year           no more than one-third of the target award
      In the third year            no more than two-thirds of the target award

Should you become deceased while an active employee, the above schedule applies. Any payment from The Plan will be payable to your estate.

Administration

The OCE administers the Long-Term Performance Plan for the Compensation Committee of Culbro's Board of Directors. Any modification of your participation in The Plan in view of a change in your status with the Company such as a transfer, promotion or change in responsibility, etc., will be recommended by your SBU President and approved by the OCE. Participation for new hires will be recommended by the SBU Presidents and approved by the OCE. Payment will be determined based on your average salary during the three year period and will be calculated based on the salary in effect on the last day of each fiscal year during the three year period. All determinations and interpretations, including such matters as "cause", "substantial achievement" and "percentage of goal achieved", will be made solely by the OCE and the Compensation Committee and will be final and binding upon all participants.

The Compensation Committee of the Board of Directors reserves the right, exercisable at its sole discretion, to amend or terminate the Long-Term Performance Plan.

Participation the Long-Term Plan does not confer any right to continued employment with Culbro or participation in any performance period cycle. Nor does participation in The Plan or the receipt of any plan document or letter create any employment contract, express or implied, or otherwise affect in any way Culbro's status as employer-at-will.


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                                  General Cigar

                              Actual Forecast              Plan
                             1993          1994            1995         Average
                            ---------------------------------------------------
Operating profit             7,953        13,305          14,503         11,920

Tax provision(38%)           3,022         5,056           5,511          4,530
                            ---------------------------------------------------
NOPAT                        4,931         8,249           8,992          7,391
                            ===================================================
Average net assets          58,824        56,343          56,200         57,122
                            ===================================================

Return on investment                                                       12.9%
                                                                           ====

                               Imperial Nurseries

                              Actual Forecast              Plan
                             1993          1994            1995         Average
                            ---------------------------------------------------
Operating profit               322          437           2,748           1,169

Tax provision (38%)            122          166           1,044             444
                            ---------------------------------------------------
NOPAT                          200          271           1,704             725
                            ===================================================
Average net assets          39,542       40,610          42,377          40,910
                            ===================================================

Return on investment                                                        1.8%
                                                                           ====

                                  CMS Glibreth

                              Actual Forecast              Plan
                             1993          1994            1995         Average
                            ---------------------------------------------------
Operating profit             4,925        5,858           4,514           5,099

Tax provision (38%)          1,872        2,226           1,715           1,938
                            ---------------------------------------------------
NOPAT                        3,054        3,632           2,799           3,161
                            ===================================================
Average net assets          46,233       45,868          42,691          44,931
                            ===================================================

Return on investment                                                        7.0%
                                                                           ====